Exhibit 10.2

SECOND AMENDMENT TO THE

CHANGE IN CONTROL AND SEVERANCE AGREEMENT

BETWEEN

RUDDICK CORPORATION and FREDERICK J. MORGANTHALL, II

This Second Amendment to the Change in Control and Severance Agreement between Ruddick Corporation and Frederick J. Morganthall, II is made and entered into effective the 31st day of December, 2012, by and between Frederick J. Morganthall, II (“Executive”) and Harris Teeter Supermarkets, Inc. (f/k/a Ruddick Corporation), a North Carolina corporation (“Company”).  As used herein, the term “Company” shall include the Company and any and all of its subsidiaries, unless the context otherwise requires.

RECITALS

WHEREAS, the Executive and the Company entered into a Change in Control and Severance Agreement (“Agreement”) on September 19, 2007; and

WHEREAS, the Company and the Executive desire to amend the Agreement to reflect the name change of Ruddick Corporation to Harris Teeter Supermarkets, Inc.; and

WHEREAS, the Company and the Executive desire to amend the Agreement to change references to the manner in which certain bonus compensation is determined and paid.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

All references to “Ruddick Corporation” are hereby deleted and replaced with “Harris Teeter Supermarkets, Inc.”

2.

In Section 2 of the Agreement, the paragraph beginning “CIC Accrued Bonus” is hereby deleted in its entirety and replaced with the following language in lieu thereof:

“CIC Accrued Bonus” shall mean the greater of the amounts determined based upon the bonus schedule in effect pursuant to the Harris Teeter Supermarkets, Inc. 2013 Cash Incentive Plan (or similar successor plan) calculated based upon the then applicable bonus formula, which is currently based on the annualized net operating profit after tax (“NOPAT”) return on invested capital for the fiscal period to date as of the most recent fiscal quarter ending on or before (a) the date of the Executive’s termination or (b) the Change in Control.

3.

In Section 2 of the Agreement, the paragraph beginning “CIC Prorated Bonus” is hereby deleted in its entirety and replaced with the following language in lieu thereof:

“CIC Prorated Bonus” shall mean the amount determined based upon the bonus schedule in effect pursuant to the Harris Teeter Supermarkets, Inc. 2013 Cash Incentive Plan (or similar successor plan) calculated based upon the then applicable bonus formula, which is currently based on the annualized NOPAT return on invested capital for the fiscal period to date as of the most recent fiscal quarter ending on or before the Change in Control.

4.

In Section 2 of the Agreement, the paragraph beginning “Severance Accrued Bonus” is hereby deleted in its entirety and replaced with the following language in lieu thereof:

“Severance Accrued Bonus” shall mean the amount determined based upon the bonus schedule in effect pursuant to the Harris Teeter Supermarkets, Inc. 2013 Cash Incentive Plan (or similar successor plan) calculated based upon the then applicable bonus formula, which is currently based on the annualized NOPAT return on invested capital for the fiscal period to date as of the most recent fiscal quarter ending on or before the date of the Executive’s termination.

5.

Section 4(b) of the Agreement, is hereby deleted in its entirety and replaced with the following language in lieu thereof:

(b)

In the event Executive’s employment is terminated by the Company prior to a Change in Control or more than twenty-four (24) months following a Change in Control other than for Cause, the Company shall pay to Executive, in a single lump sum, a partial year pro-rated bonus under the Harris Teeter Supermarkets, Inc. 2013 Cash Incentive Plan (or similar successor plan).  Such bonus amount shall be determined by multiplying the Severance Accrued Bonus amount by a fraction, the numerator of which is the number of full and partial months of Executive's employment during the Company's fiscal year that includes Executive's termination and the denominator of which is twelve (12).  Subject to Section 20 below, such amount shall be payable to Executive in a lump sum immediately upon Executive's termination of employment and the lapse of any rescission rights of Executive under the release referred to below

6.

Section 4(c) of the Agreement, is hereby amended by adding the following to the end of Section 4(c):

Notwithstanding any provision of this Section 4 to the contrary and subject to Section 20 below, any severance payment hereunder conditioned upon the Executive’s execution of a release shall be made during the ninety (90) day period following Executive’s termination of employment; provided, however, that if such ninety (90) day period begins in one taxable year and ends in a second taxable year, the payment shall be made in the second taxable year.

7.

Section 5(b) of the Agreement, is hereby deleted in its entirety and replaced with the following language in lieu thereof:

(b)

In the event Executive’s employment is terminated by the Company within twenty-four (24) months after a Change in Control other than for Cause, or if a Good Reason termination occurs, the Company shall also pay to Executive, in a single lump sum, a partial year pro-rated bonus under the Harris Teeter Supermarkets, Inc. 2013 Cash Incentive Plan (or similar successor plan).  Such bonus amount shall be determined by multiplying the CIC Prorated Bonus amount by a fraction, the numerator of which is the number of full and partial months of Executive's employment during the Company's fiscal year to the date of Change in Control and the denominator of which is twelve (12).  Subject to Section 20 below, such amount shall be payable to Executive in a lump sum immediately upon Change in Control.  It is anticipated that the Executive will receive as part of his continuing compensation a pro-rated bonus for the period following a Change in Control through the Executive’s termination of employment.

IN WITNESS WHEREOF, the parties have executed this Agreement this 31st day of December, 2012.

FREDERICK J. MORGANTHALL, II

/s/ FREDERICK J. MORGANTHALL, II

HARRIS TEETER SUPERMARKETS, INC.

By:

/s/ JOHN B. WOODLIEF

Title:

Executive Vice President and Chief Financial Officer